SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         Marathon Financial Corporation
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 1998





         The Annual Meeting of the Stockholders of Marathon Financial Corporation will be held at the Ramada Inn, 1130 Motel Drive, Woodstock, Virginia at 7:00 p.m. local time on Tuesday, May 5, 1998 for the following purposes:

               To elect four (4) directors for three (3) year terms; and

               To transact such other business as may properly come before the
              Annual Meeting or any adjournment thereof.


         Stockholders of record at the close of business on March 31, 1998 are entitled to notice of, and to vote at the meeting or any adjournment thereof. You may withdraw your proxy at any time prior to exercise thereof by delivering to the Corporation a proxy bearing a later date, by giving notice of revocation to the Corporation in writing prior to the Annual Meeting, or by giving the Corporation oral or written notice of the revocation at the Annual Meeting.

         Stockholders are simultaneously furnished with a copy of the Annual Report for the year ending December 31, 1997. All stockholders are urged to attend the Annual Meeting.


                                        By order of the Board of Directors,

                                        /s/ Donald L. Unger
                                        --------------------------------------
                                        President and Chief Executive Officer









                         MARATHON FINANCIAL CORPORATION
                                4095 VALLEY PIKE
                           WINCHESTER, VIRGINIA 22602

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished in connection with the solicitation by the management of Marathon Financial Corporation (hereinafter referred to as the "Corporation"), on behalf of the Board of Directors, of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held on May 5, 1998 or any adjournment thereof. The cost of this solicitation will be borne by the Corporation. Brokers will be reimbursed for their reasonable expenses in soliciting proxies from beneficial owners. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 6, 1998.

         All properly executed proxies in the accompanying form received by the Corporation prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Any proxy may be revoked by delivering to the Corporation a proxy bearing a later date, by giving notice of revocation to the Corporation in writing prior to the Annual Meeting, or by giving the Corporation oral or written notice of the revocation at the Annual Meeting.

                         VOTING SHARES AND VOTE REQUIRED

         As of March 31, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were 2,055,983 shares of Common Stock of the Corporation outstanding. The presence at the Annual Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the meeting may be adjourned to permit further solicitation of proxies. For all matters to be voted on at the Annual Meeting, each share of Common Stock is entitled to one vote. Election of directors will be by a plurality of votes cast. Abstentions and broker non-votes will not be considered votes cast, but will be counted for purposes of determining the presence or absence of a quorum.

         Walter Aikens, Betty Stratten and L.W. Eye will serve as Inspectors of Elections.


                        PROPOSAL I. ELECTION OF DIRECTORS


         The Corporation's Board of Directors contains ten individuals. Four individuals are to be elected as directors of the Corporation at the Annual Meeting to serve for a term of three years expiring in 2001, and six directors will continue to serve in accordance with their prior election. The four nominees, Frank H. Brumback, Robert W. Claytor, Clifton L. Good and Donald L. Unger, were last elected by the stockholders in 1995.

         It is the intention of the persons named in the enclosed proxy, unless otherwise instructed by the stockholders, to vote for the nominees named below, all of whom have consented to serve if elected. If, for any reason at the time of the meeting, any of the nominees becomes unable or is unwilling to serve, the persons named in the enclosed proxy will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

Director-Nominees for Class II Directors serving until 2001.

         Frank H. Brumback, 73, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is Chairman of the Bank and the Corporation; Vice President of Woodbine Farms, Incorporated (orchardist) in Winchester, Virginia; and President of BGW, Incorporated (real estate) in Winchester, Virginia.

         Robert W. Claytor, 50, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President and General Manager of H.
N. Funkhouser & Company (petroleum distributor) in Winchester, Virginia.

         Clifton L. Good, 60, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of Clifton L. Good Realty, Incorporated, in Front Royal, Virginia.

         Donald L. Unger, 55, has served as a director of the Corporation since 1993 and of the Bank since 1993. He has served as President and Chief Financial Officer of the Bank and the Corporation since April 1992. From 1981 to 1992, Mr. Unger was chief executive officer and a director of The Peoples Bank of Front Royal, Front Royal, Virginia.

Continuing Class III Directors serving until 1999:

         Joseph W. Hollis, 44, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of B. J. Sager (beer distributor) in Winchester, Virginia.

         Gerald H. Kidwell, 76, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is a farmer and former budget analyst with the federal government in Washington, DC.

         Lewis W. Spangler, 55, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is Vice President of Jones & Frank Corporation (petroleum equipment sales & distribution) in Winchester, Virginia;

and Vice President and Manager of Oil Equipment Properties (real estate) in Winchester, Virginia.

         Thomas W. Grove, 57, has served as a director of the Corporation since 1993 and of the Bank since 1993. He is President of T. W. Grove Construction, Inc. in Front Royal, Virginia.

Continuing Class I Directors serving until 2000:

         Ralph S. Gregory, 59, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of Gregory's, Incorporated (commercial contractor) in Stephens City, Virginia.

         George R. Irvin, Jr., 62, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is retired and the former chairman of Irvin, Incorporated (wholesale candy and tobacco distributor) in Edinburg, Virginia.

Meetings and Committees of the Board of Directors

         The Board of Directors held a total of 12 meetings in 1997. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the board and the number of meetings held by all committees on which he served.

         The Board of Directors of the Bank has standing Audit, Loan, Compensation, Nominating, and Stock Option Committees.

         The Audit Committee is responsible for receiving the audit and examination reports of the internal accounting staff, the independent public accountants and the banking examiners. The Audit Committee held four meetings in 1997. The present members of the Audit Committee are Messrs. Hollis, Good, Kidwell, and Unger.

         The Loan Committee considers new loan applications which are in excess of individual officer limits and monitors (with management) the Bank's loan portfolio. The Loan Committee held 39 meetings in 1997. The present members of the Loan Committee are Messrs. Claytor, Brumback, Good, Gregory, Grove, Kidwell, Spangler, and Unger.

         The Compensation Committee is responsible for supervising, hiring, and setting compensation levels for the Bank's personnel. The Compensation Committee met five times in 1997. The present members of the Compensation Committee are Messrs. Irvin, Claytor, Hollis, Spangler, and Unger.

         The Nominating Committee nominates persons to serve on the Board of Directors and is comprised of three members who change annually. The Nominating

Committee met one time in 1997. The present members of the Nominating Committee are Messrs. Grove, Spangler, and Irvin.

         The Stock Options Committee is comprised of Messrs. Irvin, Hollis, Claytor and Spangler. The Committee is responsible for administering to the Incentive Plan. The Stock Options Committee met one time in 1997.

                             EXECUTIVE COMPENSATION

Summary of Executive Compensation Table

         The following table presents an overview of executive compensation paid during 1997, 1996 and 1995 to Donald L. Unger, the Corporation's President and Chief Executive Officer. No other executive officer's compensation totaled over $100,000 during 1997.

                           Summary Compensation Table

                                                        Long Term
                                  Annual Compensation  Compensation
                                  -------------------  ------------
                                                       Securities
                                                       Underlying     All Other
     Name                  Year     Salary    Bonus    Options (#)  Compensation
     ----                  ----     ------    -----    -----------  ------------

Donald L. Unger            1997   $104,000   $6,040      2,203 (1)    $8,000 (2)
   President & Chief       1996   $104,000   $7,000     22,500 (1)    $8,000 (3)
   Executive Officer       1995   $100,000   $7,000        500 (4)    $8,000 (3)
-----------------------

(1) These options were granted pursuant to the Corporation's 1996 Long-Term Incentive Plan.

(2) Includes a $5,155 contribution to the Corporation's 401-K Plan on behalf of Mr. Unger and $2,845 accrued pursuant to Mr. Unger's employment agreement.

(3) Eight percent of annual salary accrued in lieu of participation in a pension plan, pursuant to Mr. Unger's employment agreement.

(4) These options were granted pursuant to Mr. Unger's employment agreement with the Bank.

Option Grants in Last Fiscal Year

         The table below sets forth information regarding stock option grants to Donald L. Unger during the fiscal year ended December 31, 1997. The grants were made pursuant to the Incentive Plan.

                      Number of          % of Total
                      Securities       Options Granted
                      Underlying       to Employees in
    Name              Options Granted    Fiscal Year      Exercise Price    Expiration Date
    ----              ---------------    -----------      --------------    ---------------
Donald L. Unger
  *December 1, 1997              542       $8.1875         September 16,          2006
  *September 1, 1997           1,661       $7.125          September 16,          2006

-------------------------
 * Mr. Unger elected to receive options in lieu of a salary increase in 1997.

Fiscal Year End Option Values

         The following table presents, for Donald L. Unger, information regarding (i) his exercise of stock options in 1997 and (ii) the number and value of all his unexercised stock options at December 31, 1997.

                                                                  Number of          Value of
                                                                 Unexercised        Unexercised
                                                                  Options at       in-the-Money
                                                                 12/31/97 (#)       Options at
                       Shares Acquired     Value Realized        Exercisable/      12/31/97 ($)
         Name          on Exercise (#)    upon Exercise ($)     Unexercisable          (1)
         ----          ---------------    -----------------     -------------      -----------
    Donald L. Unger           0                  $0             13,286/12,917    58,738/60,470

---------------------------------
(1) Based upon a market value of $9.75 per share which is the last trade in December 1997.

Executive Officer Employment Agreement

         Mr. Unger and the Bank have been parties to an employment agreement that expires in April 1998. Under the agreement, Mr. Unger receives life insurance (2.5 times salary) and health insurance benefits on the same terms as any other Bank employee. Pursuant to this employment agreement, each year Mr. Unger is allocated an additional 8% of his annual salary (unfunded) which accrues interest at the 3 month T-Bill rate until paid at the termination of his employment. Pursuant to the agreement, when the Bank adopted a 401-K retirement plan, this 8% was reduced in proportion to Mr. Unger's participation in such plan.

         In the event of a merger or other acquisition of the Corporation or the Bank by another financial institution, Mr. Unger's employment agreement calls for him to receive a one-time payment which is tied to the consideration received by shareholders of up to 2.99 times his salary.

         Mr. Unger and the Corporation are currently negotiating a new employment agreement. It is anticipated that the employment agreement will be for a one-year term, automatically renewable, and will contain substantially the same terms and provisions as the existing employment agreement.

Compensation of Directors

         In 1997, Directors of the Corporation were paid an annual retainer fee of $1,200 and Directors' fees for meetings attended as follows:

            Board of Directors Meetings                             $  300
            Loan, Audit and Compensation Committee Meetings         $   50

Defined Contribution Retirement Plan

         The Corporation has a defined contribution retirement plan under
Section 401(k) of the Internal Revenue Code covering employees who have completed six months of service and who are at least 21 years of age.

Certain Relationships and Related Transactions

         The Corporation's officers, directors, their immediate families and affiliated companies in which they are stockholders maintain normal business relationships with the Bank. Loans made by the Bank are made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. The aggregate amount of such loans was $2,989,606 at December 31, 1997.

         The Bank also has a lease with Post Office Plaza partnership of which Donald L. Unger, President, Chief Executive Officer and Director, and Thomas W. Grove, a Director, each own 25%. The lease arrangement was approved by the Bureau of Financial Institutions of the SCC and the Federal Reserve Board in regard to establishing a branch at 300 Warren Avenue, Front Royal, Warren County, Virginia. The land lease became effective in July 1993 and converted to a regular lease in June 1996. The rent paid on the lease totaled $46,154 for the year 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Corporation to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC and NASDAQ. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that all reporting requirements under Section 16(a) for 1997 were met in a timely manner by its directors and executive officers, except that Don Unger did not file a Form 5 with respect to the options granted to him in September and December 1997.


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of March 31, 1998, relating to the beneficial ownership of the Corporation's Common Stock by (i) each of the Corporation's directors and named executive officer who own Common Stock and (ii) all of the Corporation's directors and named executive officers as a group. The Corporation is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Corporation. All of the Corporation's directors and named executive officer receive mail at the Corporation's principal executive offices at 4095 Valley Pike, Winchester, Virginia 22602.

                                    Number of Shares          Percent of
           Name                   Beneficially Owned      Outstanding Shares
           ----                   ------------------      ------------------
Frank H. Brumback                          40,055(1)             1.94
Robert W. Claytor                          53,061(2)             2.57
Clifton L. Good                            59,943(3)             2.91
Ralph S. Gregory                           71,847(4)             3.49
Thomas W. Grove                            14,009(5)              *
Joseph W. Hollis                           63,701(6)             3.09
George R. Irvin, Jr.                       68,775(7)             3.34
Gerald H. Kidwell                          60,529(8)             2.94
Lewis W. Spangler                          42,031(9)             2.04
Donald L. Unger                            17,605(10)              *
Directors and Executive
   Officers as a Group                    491,556               23.25
  (10 persons)

--------------------------
* Less than 1% ownership

         Unless otherwise indicated in the footnotes, the individuals named above have sole voting and investment powers over the shares beneficially owned by them.

(1) Includes (i) 5,000 shares which Mr. Brumback has a right to acquire within 60 days through exercise of stock options granted under the 1996 Long-Term Incentive Plan (the "Incentive Plan") and (ii) 16,802 shares owned jointly by Mr. Brumback and his nephew, Harman Brumback.

(2) Includes (i) 5,000 shares which Mr. Claytor has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 29,352 shares owned jointly by Mr. Claytor and his wife, (iii) 2,928 held in Mr. Claytor's IRA account, (iv) 2,928 shares held in Mr. Claytor's wife's IRA account, (v) 353 shares held directly by Mr. Claytor's wife and
     (vi) 5,618 shares held by Mr. Claytor's daughter. Mr. Claytor disclaims beneficial ownership of the 353 shares owned directly by his wife and the 2,928 shares held in Mr. Claytor's wife's IRA account.

(3) Includes (i) 5,000 shares which Mr. Good has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 17,328 shares owned jointly by Mr. Good and his wife, (iii) 20,970 shares owned by Clifton L. Good Realty, Incorporated ("Good Realty") and
     (iv) 5,556 shares held directly by Mr. Good's wife. Mr. Good owns 50% of Good Realty, and he has shared voting and investment power with respect to such shares. Mr. Good disclaims beneficial ownership of the 5,556 shares owned directly by his wife.

(4) Includes (i) 5,000 shares which Mr. Gregory has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 42,280 shares owned jointly by Mr. Gregory and his wife, (iii) 3,834 shares owned by Gregory's, Incorporated ("Gregory's"). Mr. Gregory is President of Gregory's, and he has shared voting and investment power with respect to such shares.

(5) Includes 5,000 shares which Mr. Grove has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan.

(6) Includes (i) 5,000 shares which Mr. Hollis has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 36,009 shares owned jointly by Mr. Hollis and his wife, (iii) 201 shares held by Mr. Hollis for the benefit of his daughter, (iv) 17,646 shares owned by B.J. Sager, Incorporated ("Sager"), (v) 1,615 shares held directly by Mr. Hollis' wife and (vi) 201 shares held by Mrs. Hollis for the benefit of her daughter. Mr. Hollis is President of Sager, and he has shared voting and investment power with respect to such shares. Mr. Hollis disclaims beneficial ownership of the 1,615 shares owned directly by his wife.

(7) Includes (i) 5,000 shares which Mr. Irvin has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan and
     (ii) 1,210 shares held directly by Mr. Irvin's wife. Mr. Irvin disclaims beneficial ownership of the 1,210 shares owned directly by his wife.

(8) Includes (i) 5,000 shares which Mr. Kidwell has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan and (ii) 54,520 shares owned jointly by Mr. Kidwell and his wife.

(9) Includes (i) 5,000 shares which Mr. Spangler has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 201 shares owned by Mr. Spangler's wife and (iii) 201 shares owned by Mr. Spangler's daughter. Mr. Spangler disclaims beneficial ownership of the 201 shares owned directly by his wife.

(10) Includes (i) 11,786 shares which Mr. Unger has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 1,500 shares which Mr. Unger has a right to acquire within 60 days through exercise of stock options granted under Mr. Unger's Employment Agreement, and (iii) 2,319 shares owned jointly by Mr. Unger and his wife.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Yount, Hyde & Barbour, P.C. served as the Corporation's independent public accountant in 1997 and has been selected by the Corporation to audit the books and accounts of the Corporation and its subsidiary in 1998. The Board of Directors desires that such appointment be ratified by the Corporation's shareholders. The Corporation does not expect that a representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting. If such representative is present, however, he or she will have an opportunity to make a statement and will be available to respond to appropriate questions.


                        SUBMISSION OF PROPOSALS FOR 1999

         Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporation no later than January 19, 1999, in order to be considered for inclusion in the Corporation's proxy materials for the 1999 Annual Meeting of Stockholders.


                                  OTHER MATTERS

         Management is not aware of any other business to come before the meeting as of the date of the preparation of this Proxy Statement. If, however, any matters not presently known to management should come before the meeting, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by such proxies in accordance with their discretion.

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.


                                          By order of the Board of Directors,

                                          Donald L. Unger
                                          President and Chief Executive Officer


Winchester, Virginia
April 6, 1998

                         MARATHON FINANCIAL CORPORATION
                                4095 VALLEY PIKE
                           WINCHESTER, VIRGINIA 22602

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE MAY 5, 1998 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated the 6th day of April, 1998, and revoking all prior proxies, hereby appoints Joseph W. Hollis and Gerald H. Kidwell, and either of them as proxies with full power of substitution, and hereby authorizes such proxies, and either of them, to represent and to vote, as designated below, all of the shares of Common Stock of Marathon Financial Corporation, held of record by the undersigned on March 31, 1998 at the Annual Meeting of Stockholders to be held on May 5, 1998 or at any adjournment thereof.

         The Board of Directors Unanimously Recommends a Vote for Proposal 1.

1. For election as Directors for the term specified in the Proxy Statement and until their successors are elected and have qualified:

         [  ]  IN FAVOR                     [  ]  AGAINST

                               Frank H. Brumback
                               Robert W. Claytor
                                Clifton L. Good
                                Donald L. Unger

         AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES MAY BE WITHHELD BY STRIKING THROUGH THE NOMINEE'S NAME LISTED ABOVE.

2. In their discretion, upon such other matters as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Proposal 1.

         PLEASE SIGN exactly as your name appears hereon. When shares are held by joint tenants, only one such person needs to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president and other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return this proxy promptly using the enclosed envelope.


         DATE:  ________________, 1998      __________________________
                                                     Signature

         [  ]   Will attend meeting.        __________________________
                 Signature